EXHIBIT 32.2
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Broadband, Inc. (f/k/a Alpha Nutra, Inc.) (the "Company") on Form 10-KSB/A for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Yue Pu, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Broadband, Inc. (f/k/a Alpha Nutra, Inc.) and will be retained by China Broadband, Inc. (f/k/a Alpha Nutra, Inc.) and furnished to the Securities and Exchange Commission or its staff upon request.

September 29, 2008	By:	/s/ Yue Pu
Name: Yue Pu
Title: Vice Chairman (Principal Financial and Accounting Officer)